Merrimac Master Portfolio
	  Special Meeting of Holder in Interest
		    October 30, 1996

A meeting of the Holder in Interest of the Merrimac Master Portfolio (the "Trust") was held at 4:00 p.m. on October 30, 1996 at 89 South Street, Boston, Massachusetts to consider the election of the Trustees of the Trust, approval of the Investment Adviser Agreement and the Investment Sub-Adviser Agreement, and the selection of independent auditors for the Trust.

After the meeting was called to order, Francis J. Gaul, Jr., the only Holder in Interest of the Trust, took the following actions, upon motion duly made and seconded:

	RESOLVED, That the following persons be, and hereby are, elected to serve as Trustees of the Trust to serve until the next meeting of Holders of Interest called for the purpose of electing Trustees or until he sooner dies, resigns or is removed from office: Edward F. Hines, Jr., Francis J. Gaul, Jr., Kevin J. Sheehan and Thomas E. Sinton;

	RESOLVED FURTHER, That the Investment Adviser Agreement between the Trust and Investors Bank & Trust Company dated October 30, 1996, including the fee schedule set forth therein, be, and hereby is approved;

	RESOLVED FURTHER, That the Investment Sub-Adviser Agreement between Investors Bank & Trust Company and The Bank of New York dated October 30, 1996, including the fee schedule set forth therein, be, and hereby is approved; and

	RESOLVED, FURTHER, That the firm of Ernst & Young LLP be, and hereby is, appointed as the independent auditor for the Trust for the fiscal year ended December 31, 1996.

There being no further business to come before the meeting, the meeting was adjourned.


					 /s/ George M. Boyd

					 ------------------
					     George M. Boyd
					     Secretary

The undersigned, being the only Holder in Interest of the Trust, hereby waives notice of the foregoing meeting, approves the minutes thereof and ratifies and confirms all actions taken at such meeting.

/s/ Francis J. Gaul, Jr.

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    Francis J. Gaul, Jr.
    Holder in Interest